EXHIBIT 8(a)

                                CUSTODY AGREEMENT



     THIS AGREEMENT made the day of , by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 127 West 10th Street, Kansas City, Missouri 64105 ("Custodian"), and JANUS ASPEN SERIES, a Delaware business trust, (the "Fund") consisting of separate portfolios represented by separate series of shares of beneficial interest (referred to herein, together with any such portfolios hereafter constituted, where appropriate, individually as the "Portfolio"), having its principal office and place of business at 100 Fillmore Street, Denver, Colorado 80206.

                                   WITNESSETH:

     WHEREAS, the Fund desires to appoint Investors Fiduciary Trust Company as Custodian of the securities and monies of the Fund's investment portfolios; and

     WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;

     NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

     1. APPOINTMENT OF CUSTODIAN. The Fund hereby constitutes and appoints Custodian as custodian of the securities and monies at any time owned by the Fund and delivered to the Custodian.

     2. DELIVERY OF CORPORATE DOCUMENTS. The Fund has delivered or will deliver to Custodian prior to the effective date of this Agreement, copies of the following documents and all amendments or supplements thereto, properly certified or authenticated:

          A. Resolutions of the Trustees of the Fund appointing Custodian as custodian hereunder and approving the form of this Agreement; and

          B. Resolutions of the Trustees of the Fund designating certain persons to give instructions on behalf of the Fund to Custodian and authorizing Custodian to rely upon written instructions over his/her/their signatures.

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     3.   DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

          A.   Delivery of Assets

               The Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, such portfolio securities acquired by it and monies then owned by it as such Fund shall determine. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered. All securities so delivered to Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

          B.   Delivery of Accounts and Records

               The Fund shall turn over to Custodian all of each Portfolio relevant accounts and records previously maintained by it.
               Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it by the Fund, and the Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or the failure of the Fund to provide any portion of such or to provide any information needed by the Custodian knowledgeably to perform its function hereunder.

          C.   Delivery of Assets to Third Parties

               Custodian will receive delivery of and keep safely the assets of each Portfolio delivered to it from time to time segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of Section 3.S. of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to Section 3.S. of this Agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to each such Portfolio. The Custodian is responsible for the securities and monies of the Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to United Missouri Bank, N.A.
               (UMB) and United Missouri Trust Company of New York (UMBNY) for which Custodian

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               remains  responsible  as defined in Section 5 of this  Agreement.
               Custodian shall be responsible for the monies and securities of the Fund held by eligible foreign custodians under this Agreement to the extent the domestic subcustodian with which the Custodian contracts is responsible to Custodian. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company, Treasury/Federal Reserve Book Entry System or Participant Trust Company (PTC) (as such entities are defined at 17 CFR Section 270.17f-4(b)) or other depository approved by the Fund and with which Custodian has a satisfactory direct or indirect contractual relationship.

          D.   Registration of Securities

               Custodian will hold stocks and other registerable portfolio securities of the Fund registered in the name of the applicable Portfolio or in the name of any nominee of Custodian for whose fidelity and liability Custodian will be fully responsible, or in street certificate form, so-called, with or without any indication of fiduciary capacity. Unless otherwise instructed, Custodian will register all such portfolio securities in the name of its authorized nominee. All securities, and the ownership thereof by the Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless for any liability arising solely from Custodian or its nominee acting as a record holder of securities held in custody.

          E.   Exchange of Securities

               Upon receipt of instructions as defined herein in Section 4.A., Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of the Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and upon receiving payment therefor, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

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          F.   Purchases of Investments of the Fund

               The Fund will, on each business day on which a purchase of securities shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:

               1.   The name of the Portfolio making such purchase;
               2.   The name of the issuer and description of the security;
               3. The number of shares or the principal amount purchased, and accrued interest, if any;
               4.   The trade date;
               5.   The settlement date;
               6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
               7.   The total amount payable upon such purchase; and
               8. The name of the person from whom or the broker or dealer through whom the purchase was made.

               In accordance with such instructions, Custodian will pay for out of monies held for the account of the Portfolio, but only insofar as monies are available therein for such purpose, and receive the portfolio securities so purchased by or for the account of the Portfolio except that Custodian may in its sole discretion advance funds for the account of the Portfolio which may result in an overdraft because the monies held by the Custodian for the account of the Portfolio are insufficient to pay the total amount payable upon such purchase. Such payment will be made only upon receipt by Custodian of the securities so purchased in form for transfer satisfactory to Custodian.

          G. Sales and Deliveries of Investments of the Fund - Other than Options and Futures

               The Fund will, on each business day on which a sale of investment securities of the Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:

               1.   The name of the Portfolio making such sale;
               2.   The name of the issuer and description of the securities;
               3. The number of shares or principal amount sold, and accrued interest, if any;
               4. The date on which the securities sold were purchased or other information identifying the securities sold and to be delivered;
               5.   The trade date;
               6.   The settlement date;

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               7.   The sale price per unit and the brokerage commission,  taxes or other expenses  payable in connection  with such sale;
               8.   The total  amount to be received by the Fund upon such sale;
                    and
               9. The name and address of the broker or dealer through whom or person to whom the sale was made.

               In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of the Portfolio to the broker or other person specified in the instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as is satisfactory to Custodian, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities.

          H. Purchases or Sales of Security Options, Options on Indices and Security Index Futures Contracts

               The Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:

               1.   The name of the Portfolio making such purchase or sale;
               2.   Security Options
                    a.   The underlying security;
                    b.   The price at which purchased or sold;
                    c.   The expiration date;
                    d.   The number of contracts;
                    e.   The exercise price;
                    f. Whether the transaction is an opening, exercising, expiring or closing transaction;
                    g.   Whether the transaction involves a put or call;
                    h.   Whether the option is written or purchased;
                    i.   Market on which option traded; and
                    j. Name and address of the broker or dealer through whom the sale or purchase was made.
               3.   Options on Indices
                    a.   The index;
                    b.   The price at which purchased or sold;
                    c.   The exercise price;
                    d.   The premium;
                    e.   The multiple;
                    f.   The expiration date;
                    g. Whether the transaction is an opening, exercising, expiring

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                         or closing transaction;
                    h.   Whether the transaction involves a put or call;
                    i.   Whether the option is written or purchased; and
                    j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.
               4.   Security Index Futures Contracts
                    a. The last trading date specified in the contract and, when available, the closing level, thereof;
                    b.   The index  level on  the date the  contract is  entered
                         into;
                    c.   The multiple;
                    d.   Any margin requirements;
                    e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, the Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and
                    f.   The  name  and  address  of  the  futures    commission
                         merchant through whom the sale or purchase was made, or other applicable settlement instructions.
               5.   Option on Index Future Contracts
                    a.   The underlying index future contract;
                    b.   The premium;
                    c.   The expiration date;
                    d.   The number of options;
                    e.   The exercise price;
                    f.   Whether   the   transaction   involves   an    opening,
                         exercising,  expiring or closing transaction;
                    g.   Whether the transaction involves a put or call;
                    h.   Whether the option is written or purchased; and
                    i.   The market on which the option is traded.

          I.   Securities Pledged or Loaned
               If specifically allowed for in the prospectus or statement of additional information of the Fund:

               1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities

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                    may be released or caused to be  released  for that  purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the
                    securities   pledged  or  hypothecated   therefor  and  upon
                    surrender of the note or notes evidencing such loan.

               2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that the Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

          J.   Routine Matters

               Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of the Fund except as may be otherwise provided in this Agreement or directed from time to time by the Trustees of the Fund.

          K.   Deposit Account

               Custodian will open and maintain a special purpose deposit account or accounts in the name of Custodian ("Account"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of a Portfolio shall be deposited in the Account of such Portfolio. Barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into a Portfolio's Account, Custodian agrees to make Fed Funds available to such Portfolio in the amount of the check. Deposits made by Federal Reserve wire will be available immediately and ACH wires will be available on the next business day. Income earned on the portfolio securities will be credited to the Account of the applicable Portfolio based on the schedule attached as Exhibit A. All collected funds received on behalf of a Portfolio shall be deposited, according to Custodian's usual practices, into a custody account on behalf of that Portfolio. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies

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               are not finally  collected,  provided that the Custodian has made reasonable efforts to collect such uncollected income. If monies are collected after such reversal, the Custodian will credit the applicable Portfolio in that amount. Custodian may open and maintain an Account in such other banks or trust companies as may be designated by it and by properly authorized resolution of the Trustees of the Fund, such Account, however, to be in the name of Custodian and subject only to its draft or order.

          L.   Income and other Payments to the Portfolio

               Custodian will:

               1. Collect, claim and receive and deposit for the account of the Portfolios all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the Account of the applicable Portfolio in accordance with the schedule attached hereto as Exhibit A. If for any reason, a Portfolio is credited with income that is not subsequently collected, Custodian may reverse that credited amount, provided that the Custodian has made reasonable efforts to collect such uncollected income;
               2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and
               3. Take such other action as may be necessary or proper in connection with:
                    a. the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:
                         1. all coupons and other income items requiring presentation; and
                         2. all other securities which may mature or be called, redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or notice of which is contained in publications of the type to which it normally subscribes for such purpose; and
                    b. the endorsement for collection, in the name of the Fund, of all checks, drafts or other negotiable instruments.

                    Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs

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               and  expenses  of such  suit or  other  actions.  Custodian  will receive, claim and collect all stock dividends,  rights and other
               similar   items  and  will  deal  with  the  same   pursuant   to
               instructions. Unless prior instructions have been received to the contrary, Custodian will, without further instructions, sell any rights held for the account of a Portfolio on the last trade date prior to the date of expiration of such rights.

          M.   Payment of Dividends and other Distributions

               On the declaration of any dividend or other distribution on the shares of the Fund ("Fund Shares") by the Trustees of the Fund, the Fund shall deliver to Custodian instructions with respect thereto, including a copy of the Resolution of said Trustees certified by the Secretary or an Assistant Secretary of the Fund wherein there shall be set forth the record date as of which shareholders entitled to receive such dividend or other distribution shall be determined, the date of payment of such dividend or distribution, and the amount payable per share on such dividend or distribution. Except if the ex-dividend date and the reinvestment date of any dividend are the same, in which case funds shall remain in the custody Account, on the date specified in such Resolution for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of the applicable Portfolio, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Fund, such amount as may be necessary to pay the amount per share payable in cash on Fund Shares issued and outstanding on the record date established by such Resolution.

          N.   Shares of Fund Purchased by the Fund

               Whenever Fund Shares are repurchased or redeemed by the Fund, the Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the Account of the applicable Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice.

               Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of such shares have been canceled and removed from the shareholder records.

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          O.   Shares of the Fund Purchased from the Fund

               Whenever Fund Shares are purchased from the Fund, the Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility in its capacity as Custodian of the Fund to determine that Fund Shares purchased from the Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

          P.   Proxies and Notices

               Custodian will promptly deliver or mail or have delivered or mailed to the Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for the Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

          Q.   Disbursements

               Custodian will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of the Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by the Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of the Fund) pursuant to instructions of the Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

          R.   Daily Statement of Accounts

               Custodian will, within a reasonable time, render to the Fund as of the close of business on each day, a detailed statement of the amounts received or paid and of securities received or delivered for the account of

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               the  Portfolios  during said day.  Custodian  will,  from time to time, upon request by the Fund, render a detailed statement of the securities and monies held for the Portfolios under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so and will permit such persons as are authorized by the Fund including the Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of the Fund or as demanded by federal or state regulatory agencies, Custodian will instruct any subcustodian to give such persons as are authorized by the Fund including the Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, to permit federal and state regulatory agencies to examine the books, records and securities held by subcustodian which relate to the Fund.

          S.   Appointment of Subcustodians

               1. Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of the Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies selected by Custodian. Any such subcustodian must have the qualifications required for custodian under the Investment Company Act of 1940, as amended. The subcustodian may participate directly or indirectly in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry System, Participant Trust Company (PTC) (as such entities are defined at 17 CFR Sec. 270.17f-4(b)), or other depository approved by the Fund and with which Custodian has a satisfactory direct or indirect contractual relationship. Custodian will appoint UMB and UMBNY as subcustodians and Custodian shall be responsible for UMB and UMBNY to the same extent it is responsible to the Fund under Section 5 of this Agreement. Custodian is not responsible for DTC, the Treasury/Federal Reserve Book Entry System, and PTC except to the extent such entities are responsible to Custodian. Upon request of the Fund, the Custodian shall be willing to contract with other subcustodians reasonably acceptable to the Custodian for purposes of (i) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or
                    (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities; provided, however, that the Custodian will be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any such subcustodian only to the same extent such subcustodian is responsible to the Custodian. The Fund shall be entitled to review Custodian's contracts with BONY, MGTC, CB, and BT.
               2. Notwithstanding any other provisions of this Agreement, the Fund's foreign securities (as defined in Rule 17f-5(c)(1) under the Investment Company Act of 1940) and the Fund's cash or cash equivalents, in amounts reasonably necessary to effect the Fund's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as subcustodians, according to Section 3.S.1.; and thereafter, pursuant to a written contract or contracts as approved by the Fund's Trustees, may be transferred to an account maintained by such subcustodian with an eligible foreign custodian, as defined in Rule 17f-5(c)(2), provided that any such arrangement involving a foreign custodian shall be in accordance with the provisions of Rule 17f-5 under the Investment Company Act of 1940 as that Rule may be amended from time to time. The Fund shall be provided the contract with the domestic subcustodian who shall contract with the eligible foreign subcustodians. The Custodian shall be responsible for the monies and securities of the Fund held by eligible foreign subcustodians to the extent the domestic subcustodian with which the Custodian contracts is responsible to Custodian.

          T.   Adoption of Procedures

               Custodian and the Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by the Fund, or directed by the Fund, conflicts with or violates any requirements of its prospectus, or governing documents such as Articles of Incorporation, Declaration of Trust, Bylaws, or any rule or regulation of any regulatory body or governmental agency. The Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules or Fund policies not specifically governing custodians or banks which might necessitate changes in Custodian's responsibilities or procedures.

          U.   Overdrafts

               If Custodian shall in its sole discretion advance funds to the account of a Portfolio which results in an overdraft because the monies held by Custodian on behalf of such Portfolio are insufficient to pay the total amount payable upon a purchase of securities as specified in the Fund's instructions or for some other reason, the amount of the overdraft shall be payable by the Fund to Custodian upon demand and shall bear an interest rate determined by Custodian from the date advanced until the date of payment.

     4.   INSTRUCTIONS.

          A. The term "instructions", as used herein, means written or oral instructions to Custodian from a designated representative of the Fund. Certified copies of resolutions of the Trustees of the Fund naming one or more designated representatives to give instructions in the name and on behalf of the Fund, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for the Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 4., no authorizations or instructions received by Custodian from the Fund will be deemed to authorize or permit any trustee, officer, employee, or agent of the Fund to withdraw any of the securities or similar investments of the Fund upon the mere receipt of such authorization or instructions from such trustee, officer, employee or agent.

               Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgement if required at the discretion of Custodian) of the instructions of a designated representative of the Fund will undertake to deliver for the Fund's account monies, (provided such monies are on hand or available) in connection with the Fund's transactions and to wire transfer such monies to such broker, dealer, subcustodian, bank or other agent specified in such instructions by a designated representative of the Fund.

          B. No later than the next business day immediately following each oral instruction, the Fund will send Custodian written confirmation of such oral instruction. At either party's sole discretion, either party may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral instruction.

     5.   LIMITATION OF LIABILITY OF CUSTODIAN.

          A. Notwithstanding any other provisions of this Agreement, Custodian shall hold harmless and indemnify the Fund from and against any loss or liability arising out of Custodian's breach of this Agreement or its negligence, willful misconduct, or bad faith. Custodian shall not be liable for consequential, special or punitive damages. Custodian may request and obtain the advice and opinion of counsel for the Fund, or of its own counsel with respect to questions or matters of law, and it shall be without liability to the Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of the Fund or the Fund's counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

          B. Custodian may rely upon the advice of the Fund and upon statements of the Fund's accountants and other persons believed by it, in good faith, to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such statements.

          C. If the Fund requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to the Fund given prior to such actions, shall be and be kept indemnified by the Fund in an amount and form satisfactory to Custodian against any liability on account of such action.

          D. Custodian shall be entitled to receive, and the Fund agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and the Fund.

          E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from the Fund hereunder, a certificate signed by the Fund's President, or other officer specifically authorized for such purpose.

          F. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

               1. The validity of the issue of any securities purchased by or for the

                    Fund, the legality of the purchase thereof or evidence of ownership required by the Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;
               2. The legality of the sale of any securities by or for the Fund, or the propriety of the amount for which the same are sold;
               3. The legality of the issue or sale of any shares of beneficial interest of the Fund, or the sufficiency of the amount to be received therefor;
               4. The legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor; or
               5. The legality of the declaration of any dividend by the Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

          G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money received by it on behalf of the Fund, until Custodian actually receives such money, provided only that it shall advise the Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with the Fund toward the end that such money shall be received.

          H. Except for any subcustodians or eligible foreign custodians appointed under Section 3.S., Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence, or bad faith on the part of Custodian.

          I. Notwithstanding anything herein to the contrary, Custodian may, and with respect to any foreign subcustodian appointed under
               Section 3.S.2. must, provide the Fund for its approval, agreements with banks or trust companies which will act as subcustodians for the Fund pursuant to Section 3.S. of this Agreement.

     6. COMPENSATION. The Fund will pay to Custodian such compensation as is stated in the Fee Schedule attached hereto as Exhibit B, which may be changed from time to time as agreed to in writing by Custodian and the Fund. Custodian may charge such compensation against monies held by it for the account of the Fund. Custodian will also be entitled, notwithstanding the provisions of Sections 5.C. or 5.D. hereof, to charge against any monies held by it for the account of the Fund the amount of any loss, damage, liability, advance, or expense for which it shall be entitled to reimbursement under the provisions of this Agreement including fees or expenses due to Custodian for other services provided to the

          Fund by the Custodian. Custodian will not be entitled to reimbursement by the Fund for any loss or expenses of any subcustodian, except to the extent (i) Custodian would have been entitled to reimbursement hereunder if it had incurred the loss or expense itself directly, and
          (ii) Custodian is obligated to reimburse the subcustodian for such loss or expense.

     7. TERMINATION. Either party to this Agreement may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than sixty (60) days prior to the date upon which such termination will take effect. Upon termination of this Agreement, the Fund will pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date and the Fund will use its best efforts to obtain a successor custodian. Unless the holders of a majority of the outstanding shares of the Fund vote to have the securities, funds and other properties held under this Agreement delivered and paid over to some other person, firm or corporation specified in the vote, having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for custodian as set forth in the governing documents of the Fund, the Trustees of the Fund will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a bank or trust company having such qualifications. Custodian will, upon termination of this Agreement, deliver to the successor custodian so specified or appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, all funds and other properties of the Fund deposited with or held by Custodian hereunder, or will cooperate in effecting changes in book-entries at the DTC or in the Treasury/Federal Reserve Book-Entry System, PTC, or other depository. In the event no such vote has been adopted by the shareholders of the Fund and no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian will deliver the securities, funds and properties of the Fund to a bank or trust company at the selection of Custodian and meeting the qualifications for custodian, if any, set forth in the governing documents of the Fund and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon such delivery to a successor custodian, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, the Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by the Fund to anyone other than a successor custodian, the question of whether the Fund will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds and property of the Fund which is permitted by the Investment Company Act of 1940, the Fund's governing documents then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

     8. NOTICES. Notices, requests, instructions and other writings received by the Fund at 100 Fillmore Street, Suite 300, Denver, Colorado 80206, or at such other address as the Fund may have designated to Custodian in writing, will be deemed to have been properly given to the Fund hereunder; and notices, requests, instructions and other writings received by Custodian at its offices at 127 West 10th Street, Kansas City, Missouri 64105, or to such other address as it may have designated to the Fund in writing, will be deemed to have been properly given to Custodian hereunder.

     9.   MISCELLANEOUS.

          A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

          B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

          C. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

          D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          E. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

          F. If any part, term or provision of this Agreement is held by the courts to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

          G. Custodian will not release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund unless the Fund directs the Custodian otherwise.

          H. This Agreement may not be assigned by either party without prior written consent of the other party.

          I. If any provision of the Agreement, either in its present form or as amended from time to time, limits, qualifies, or conflicts with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, such statutes, rules and regulations shall be deemed to control and supersede such provision without nullifying or terminating the remainder of the provisions of this Agreement.

          J. If the Fund is organized as a Delaware business trust, a copy of the Certificate of Trust of the Fund is on file with the Secretary of the State of Delaware and notice is hereby given that the Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his/her capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly respective authorized officers.

                                        INVESTORS FIDUCIARY TRUST
                                         COMPANY



                                        By:_____________________________________
                                        Title:__________________________________



                                        JANUS ASPEN SERIES



                                        By:_____________________________________
                                        Title:__________________________________